EXHIBIT 1

     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We consent to the incorporation by reference in the registration statement of the Alcoa Savings Plans for Bargaining and Non-Bargaining Employees on Form S-8 (Registration No. 33-24846) of our report dated May 9, 1994, on our audits of the financial statements of the Alcoa Savings Plans for Bargaining and Non-Bargaining Employees as of December 31, 1993 and 1992, and for the year ended December 31, 1993, which report is included in this Annual Report on Form 11-K.



                                /s/Coopers & Lybrand
                              COOPERS & LYBRAND

600 Grant Street
Pittsburgh, Pennsylvania
June 29, 1994